Exhibit 4.26

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT WAS OMITTED BY MEANS OF MARKING SUCH INFORMATION WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SECOND AMENDMENT
TO THE

TECHNOLOGY COMMERCIALIZATION AGREEMENT

This Second Amendment (this “Second Amendment”), effective this 15th day of August, 2024 (the “Second Amendment Effective Date”), to the Technology Commercialization Agreement entered into by and among Board, MD Anderson and Company, dated September 9, 2022 (as amended by the Parties on June 20, 2023, the “Original Agreement”), is entered into by and among The Board of Regents of The University of Texas System (“Board”), an agency of the State of Texas, The University of Texas M. D. Anderson Cancer Center (“MD Anderson”) and Radiopharm Ventures, LLC (“Company”). Board, MD Anderson and Company may hereinafter be referred to collectively as the “Parties” or individually as a “Party.”

All capitalized terms used in this Second Amendment, but not otherwise defined herein, will have the respective meanings set forth in the Original Agreement.

WHEREAS, the Parties entered into the Original Agreement to grant Company certain commercialization rights, with respect to the Licensed Subject Matter, in exchange for certain consideration to be paid to MD Anderson;

WHEREAS, the Parties now wish to amend the Original Agreement to (i) modify certain capital contribution obligations and (ii) establish an arrangement that could change RT’s and Board’s respective ownership percentages of Company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Agreement is hereby amended as follows:

1.	Section 7.2(a) of the Original Agreement is hereby amended and restated in its entirety as set forth below:

“(a) NewCo shall issue “License Equity,” as defined below, to the Board (or its designee), on behalf of MD Anderson, on the Effective Date (the date of such issuance, the “Issuance Date”). As of the Second Amendment Effective Date, “License Equity” shall mean the number of units of membership interest in NewCo’s stock that is equal to twenty-five percent (25.0%) of the total membership interest in of NewCo on a fully- diluted basis. License Equity shall be of the same nature, rank, preference and class, and shall contain the same rights, as any equity issued by NewCo to RT and any of its Affiliates; and”

2.	Section 7.2(b) of the Original Agreement is hereby amended and restated in its entirety as set forth below:

“RT or its Affiliate shall own all of the remaining stock of NewCo as of the Effective Date. In consideration for such NewCo stock (and not in the form of debt or in exchange for additional NewCo stock), as of the Second Amendment Effective Date, RT or its Affiliates shall be obligated to provide not less than [***] in cash funding to NewCo. Such funding shall be advanced periodically, based on the budget approved by NewCo’s Board of Directors, and subject to the terms and conditions of that certain Limited Liability Company Agreement of Newco, as amended as of the Second Amendment Effective Date; and”

3.	The Parties agree that all of the original terms of the Original Agreement not expressly modified by this Second Amendment will remain in full force and effect.

4.	This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Article XVII of the Original Agreement is hereby incorporated by reference, mutatis mutandis, into this Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Second Amendment Effective Date.

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM		THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Omer F. Sultan	By:	/s/ Omer F. Sultan
Name:	Omer F. Sultan	Name:	Omer F. Sultan
Title:	Sr. Vice President and Chief Financial Officer	Title:	Sr. Vice President and Chief Financial Officer

RADIOPHARM VENTURES, LLC, a Delaware
limited liability company

By:	/s/ Riccardo Canevari
Name:	Riccardo Canevari
Title:	Chief Executive Officer

Approved as to Content:

By:	/s/ Ferran Prat
Ferran Prat, J.D., Ph.D.
Senior Vice President
Research Administration & Industry Relations Strategic Industry Ventures
The University of Texas
M. D. Anderson Cancer Center

Date:	8/16/2024